                                                                Exhibit 25.2


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                      -----------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

     A National Banking Association                        31-0838515
                                                        (I.R.S. employer
                                                     identification number)

     100 East Broad Street, Columbus, Ohio                 43271-0181
     (Address of principal executive offices)              (Zip Code)

                         Bank One Trust Company, N.A.
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
            Attn:  Sandra L. Caruba, Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)


                      -----------------------------------
                           PUGET SOUND ENERGY, INC.
              (Exact name of obligor as specified in its charter)


               Washington                               91-0374630
     (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization)               identification number)



           411 - 108/th/ Avenue, N.E.
              Bellevue, Washington                         98004-5515
     (Address of principal executive offices)              (Zip Code)

                            Subordinated Debentures
            Guarantee with respect to Trust Preferred Securities of
                      Puget Sound Energy Capital Trust II
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of September, 2000.


              Bank One Trust Company, National Association,
              Trustee

              By  /s/ Sandra L. Caruba
                  --------------------
                  Sandra L. Caruba
                  Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                      September 15, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and guarantee agreement between Puget Sound Energy, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              Bank One Trust Company, National Association



                              By: /s/ Sandra L. Caruba
                                  -----------------------
                                      Sandra L. Caruba
                                      Vice President

                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 03/31/00      State #:  391581      FFIEC 032
Address:                100 Broad Street                Vendor ID:  D            Cert #:  21377        Page RC-1
City, State Zip:        Columbus, OH 43271              Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                      Dollar Amounts in thousands   C300
                                                                                                                  --------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule                RCON
     RC-A):                                                                           ----
     a.  Noninterest-bearing balances and currency and coin(1)....................    0081          48,450          1.a
     b.  Interest-bearing balances(2).............................................    0071          17,750          1.b
2.  Securities
     a.  Held-to-maturity securities(from Schedule RC-B, column A)................    1754               0          2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D).............    1773           5,714          2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                           1350         396,644          3.
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income (from Schedule                      RCON
                                                                                      ----
         RC-C)....................................................................    2122          87,817          4.a
     b.  LESS: Allowance for loan and lease losses................................    3123              10          4.b
     c.  LESS: Allocated transfer risk reserve....................................    3128               0          4.c
     d.  Loans and leases, net of unearned income, allowance, and                     RCON
                                                                                      ----
          reserve (item 4.a minus 4.b and 4.c)....................................    2125          87,807          4.d
5.   Trading assets (from Schedule RD-D)                                              3545               0          5.
6.   Premises and fixed assets (including capitalized leases)                         2145          25,200          6.
7.   Other real estate owned (from Schedule RC-M).................................    2150               0          7.
8.   Investments in unconsolidated subsidiaries and associated
     Companies (from Schedule RC-M)...............................................    2130               0          8.
9.   Customers' liability to this bank on acceptances outstanding.................    2155               0          9.
10.  Intangible assets (from Schedule RC-M).......................................    2143          26,345         10.
11.  Other assets (from Schedule RC-F)............................................    2160         176,297         11.
12.  Total assets (sum of items 1 through 11).....................................    2170         784,207         12.

__________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One Trust Company, N.A.    Call Date:  03/31/00      State #:  391581     FFIEC 032
Address:                 100 East Broad Street           Vendor ID:  D             Cert #"  21377       Page RC-2
City, State Zip:         Columbus, OH 43271              Transit #:  04400003

Schedule RC-Continued

                                                                                                   Dollar Amounts in
                                                                                                       Thousands
                                                                                                       ---------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C                           RCON
                                                                                         ----
         from Schedule RC-E, part 1)......................................               2200           567,764        13.a
         (1)  Noninterest-bearing(1)......................................               6631           506,455        13.a1
         (2)  Interest-bearing............................................               6636            61,309        13.a2

     b.  In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)...............................
         (1) Noninterest bearing..........................................
         (2) Interest-bearing.............................................
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                      RCFD 2800            0        14
15.  a.  Demand notes issued to the U.S. Treasury                                        RCON 2840            0        15.a
     b.    Trading Liabilities(from Sechedule RC-D).......................               RCFD 3548            0        15.b

16.  Other borrowed money:                                                               RCON
                                                                                         ----
     a.  With original maturity of one year or less.......................               2332                 0        16.a
     b.  With original maturity of more than one year.....................               A547                 0        16.b
     c.  With original maturity of more than three years..................               A548                 0        16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding..............               2920                 0        18.
19.  Subordinated notes and debentures....................................               3200                 0        19.
20.  Other liabilities (from Schedule RC-G)...............................               2930            83,885        20.
21.  Total liabilities (sum of items 13 through 20).......................               2948           651,649        21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus........................               3838                 0        23.
24.  Common stock.........................................................               3230               800        24.
25.  Surplus (exclude all surplus related to preferred stock)..............              3839            45,157        25.
26.  a.  Undivided profits and capital reserves...........................               3632            86,585        26.a
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities.......................................................               8434                16        26.b
     c.  Accumulated net gains (losses) on cash flow hedges...............               4336                 0        26.c
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)....................               3210           132,558        28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)................................               3300           784,207        29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 ............ RCFD 6724 ... Number  M.1.

1 = Independent audit of the bank conducted in accordance             4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)
2 = Independent audit of the bank's parent holding company            5  =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which             6  =  Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                  7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                   8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.